                                                                   EXHIBIT 10.16


                      AGREEMENT AND PLAN OF REORGANIZATION



     This Agreement and Plan of Reorganization (the "Agreement") is made as of the 30th day of July, 1999, by and among eUNIVERSE, INC., a Nevada corporation ("EUI"), THE BIG NETWORK, INC., a Delaware corporation ("BNI"), and Steve Sellers, John Hanke and Michael Sellers (each individually, a "Majority BNI Shareholder" and collectively, the "Majority BNI Shareholders").


                                   RECITALS:

     WHEREAS, the Majority BNI Shareholders are the owners of the issued and outstanding shares of the capital stock of BNI, $0.001 par value, set forth on Exhibit A hereto (collectively, the "Majority BNI Shares").

     WHEREAS, EUI desires to acquire all of the issued and outstanding capital stock of BNI in exchange for 1,800,000 shares of common stock, $.001 par value, of EUI (the "EUI Shares") as set forth in this Agreement, and each Majority BNI Shareholder desires to convey its Majority BNI Shares to EUI in exchange for the number of EUI Shares set forth opposite such Majority BNI Shareholder's name on Exhibit A hereto.

     WHEREAS, EUI, BNI and the shareholders of BNI have determined that it is desirable to effect a plan of reorganization (the "Reorganization") meeting the requirements of Section 368(a) of the Internal Revenue Code of 1986, as amended, as more particularly described below.


                                   AGREEMENT:

     NOW, THEREFORE, for and in consideration of the premises and respective representations, warranties, covenants and agreements hereinafter contained, the parties hereby agree as follows:

1.   Certain Definitions.

     1.1  Certain Definitions.  As used in this Agreement, the following
          -------------------
capitalized terms shall have the respective meanings set forth below:

"BNI Benefit Plans" shall mean any and all employee benefit plans maintained or
 -----------------
contributed to by BNI (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of ERISA), and any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan, arrangement or understanding (whether or not legally binding).

"BNI Business" shall mean the business of creating and developing gaming,
 ------------
entertainment and




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community software and other products for the Internet.

"BNI Disclosure Schedule" shall mean the disclosure schedule prepared and
 -----------------------
executed by BNI and attached hereto as Schedule 2.

"BNI Intellectual Property" shall mean any and all intellectual property
 -------------------------
(including, without limitation, patents, patent rights, patent applications, trademarks, trademark applications, service marks, trade names, brands, franchises, copyrights, drawings, trade secrets, know-how, computer software and general intangibles of a like nature) licensed or owned by BNI or used by BNI in the conduct of its business.

"BNI Permits" shall mean all permits, licenses and approvals of all Governmental
 -----------
Entities (as defined hereinafter) necessary for the lawful conduct of the BNI Business.

"BNI Personnel" shall mean all personnel employed by BNI.
 -------------

"BNI Revenue" shall mean the gross revenue of BNI (as determined by EUI's
 -----------
regular accounting firm in accordance with United States generally accepted accounting principles, consistently applied).

"BNI Shareholders" shall mean the Majority BNI Shareholders and each of the
 ----------------
other shareholders of BNI who execute an Exchange Agreement.

"Code" shall mean the Internal Revenue Code of 1986, as amended.
 ----

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
 -----
amended, and all rules and regulations issued thereunder, as amended.

"EUI Disclosure Schedule" shall mean the disclosure schedule prepared and
 -----------------------
executed by EUI and attached hereto as Schedule 1.

"Exchange Act" shall mean the Securities Exchange Act of 1934.
 ------------

"Exchange Agreement" shall mean each of those certain Stock Exchange Agreements
 ------------------
by and between EUI and the shareholders of BNI, other than the Majority BNI Shareholders, dated of equal date herewith and incorporated by reference herein.

"GAAP" shall mean United States generally accepted accounting principles,
 ----
consistently applied.

"Governmental Entity" shall mean any national, state, municipal or local
 -------------------
government, public body or authority, domestic or foreign, or any subdivision or agency thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, including courts of competent jurisdiction, domestic or foreign.

"Licenses" shall mean all licenses, registrations, franchises, qualifications,
 --------
provider numbers,

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permits and authorizations issued by any Governmental Entity to BNI for the operation of the BNI Business including, without limitation, those listed on
Section 4.18 of Schedule 2;

"Person" shall mean any individual, corporation, limited liability company,
 ------
partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

"Prepaid Expenses" shall mean those actual prepaid expenses described in
 ----------------
reasonable detail on Section 4.21 of Schedule 2, all of which have been prepaid by BNI and/or the Majority BNI Shareholders in connection with the BNI Business.

"Securities Act" shall mean the Securities Act of 1933.
 --------------

"Specified Exchange Act Filings" shall mean, with respect to EUI, the Form 10
 ------------------------------
filed with the Securities and Exchange Commission (the "SEC") on June 14, 1999 (the "Specified 10"), and (ii) each Quarterly Report, if any, on Form 10-Q and Current Report on Form 8-K filed with the S EC since the filing of the Specified 10.

"Taxes" shall mean all taxes, assessments and governmental charges and any other
 -----
similar charges imposed by any federal, state, county, local or foreign government, taxing authority, subdivision or agency thereof, inclusive of interest, penalties or additions imposed thereon or in connection therewith.

    1.2   Terms Defined in Other Sections.  Capitalized terms defined in a
          -------------------------------
Section of this Agreement are defined in the Sections indicated below:

"Agreement" shall have the meaning set forth in the outset of this Agreement.

"BNI" shall have the meaning set forth in the outset of this Agreement.

"BNI Opinion" shall have the meaning set forth in Section 6.1(i).

"BNI Reports" shall have the meaning set forth in Section 4.5(b).

"Closing" shall have the meaning set forth in Section 2.1.

"Closing Date" shall have the meaning set forth in Section 2.1.

"Employment Agreements" shall have the meaning set forth in Section 6.1(i)(vii).

"EUI" shall have the meaning set forth in the outset of this Agreement.

"EUI Opinion" shall have the meaning set forth in Section 6.2(e).

"EUI Shares" shall have the meaning set forth in the recitals of this Agreement.

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"Leased Premises" shall have the meaning set forth in Section 4.7(b).

"Majority BNI Shareholders" shall have the meaning set forth in the outset of this Agreement.

"Majority BNI Shares" shall have the meaning set forth in the recitals of this Agreement.

"Reorganization" shall have the meaning set forth in the recitals of this Agreement.

"Returns" shall have the meaning set forth in Section 4.12.

2.   Plan of Reorganization.

     The Reorganization shall consist of the following transactions:

     2.1 At the closing of the transactions described in this Agreement (the "Closing") within thirty (30) days from the execution of this Agreement, unless otherwise agreed between the parties (the actual date, the "Closing Date"), the Majority BNI Shareholders shall convey, assign, transfer and deliver all of the Majority BNI Shares to EUI. Subsequent closings may occur from time to time up until six (6) months from the date of this Agreement pursuant to executions of the Exchange Agreements.

     2.2 At the Closing on the Closing Date, EUI shall issue and deliver to each Majority BNI Shareholder the number of EUI Shares set forth opposite such Majority BNI Shareholder's name on Exhibit A hereto, provided, that, for the purpose of securing the indemnification obligations of the Majority BNI Shareholders set forth in this Agreement, twenty percent (20%) of the EUI Shares, (together with the EUI Shares deposited pursuant to each of the Exchange Agreements, the "Escrow Amount") which would otherwise have been delivered to the Majority BNI Shareholders and the remaining BNI Shareholders at the Closing shall instead be delivered to the Escrow Agent (as defined in Section 8.2(a) below) and be held in escrow and disbursed solely for the purposes and in accordance with the terms set forth in Section 8 of this Agreement.

     2.3 On or prior to the Closing Date, all options, warrants and other stock purchase rights to purchase BNI capital stock (the "Purchase Rights") shall be terminated by either BNI or the Majority BNI Shareholders and there shall be no outstanding Purchase Rights that survive the Closing. The Purchase Rights as of the date of execution of this Agreement are listed in Schedule 2.3 hereto.

     2.4 No fractional shares of EUI Shares will be issued, no cash will be paid in lieu of fractional shares, and the total number of EUI Shares issued to each BNI Shareholder shall be rounded down to the nearest whole number.


3.   Representations and Warranties of EUI.

EUI represents and warrants to BNI (which representations and warranties shall survive the Closing for a period of fifteen (15) months from the Closing Date) as follows:

     3.1  Organization.  Each of EUI and its subsidiaries is a corporation or
          ------------
other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of EUI and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and/or in good standing would not in the aggregate have a material adverse effect on the business, operations or financial condition of EUI or its subsidiaries.

     3.2  Capitalization.  The authorized capital stock of EUI consists of
          --------------
250,000,000 shares of common stock, $.001 par value, of which, as of June 23, 1999 there were 14,809,598 issued and outstanding, and 50,000,000 shares of Preferred Stock, $0.10 par value, of which, as of the date of this Agreement 1,832,912 shares of Series A 6% Convertible Preferred Stock are issued and outstanding.

     3.3  EUI Shares.  All EUI Shares which are to be issued pursuant to the
          ----------
Reorganization will be, when issued in accordance with the terms thereof, original issue, duly authorized, validly issued, fully paid and nonassessable and free of all encumbrances.

     3.4  Authority Relative to this Agreement.  EUI has full corporate power
          ------------------------------------
and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of EUI, and no other corporate proceedings on the part of EUI are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by EUI and constitutes a valid and binding agreement of EUI, enforceable against EUI in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

     3.5  Consents and Approvals; No Violations.  Except for applicable
          -------------------------------------
requirements of the Exchange Act, the Securities Act and state Blue Sky laws, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the consummation by EUI of the transactions contemplated by this Agreement; provided that in making this representation EUI is relying on and this representation is conditioned upon the accuracy of the representations and warranties of BNI and the Majority BNI Shareholders in
Section 4 of this Agreement. Except as set forth in Section 3.5 of the EUI Disclosure Schedule, neither the execution and delivery of this Agreement by EUI nor the consummation by EUI of the transactions contemplated hereby nor compliance by EUI with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the charter or bylaws of EUI; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which EUI or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound; or (iii) to the best knowledge of the officer executing this Agreement on behalf of EUI, violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to EUI, any of its subsidiaries or any of their properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which are not material to the business, operations or financial condition of EUI or its subsidiaries and which will not prevent or delay the consummation of the transactions contemplated hereby.

     3.6  Specified Exchange Act Filings.  EUI has made all filings with the SEC
          ------------------------------
required by federal law or the applicable rules and regulations of the SEC thereunder since June 14, 1999. EUI has delivered to BNI and the Majority BNI Shareholders a copy of each of its Specified Exchange Act Filings. Each Specified Exchange Act Filing, at the time filed, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially false or misleading, and (ii) complied as to form in all material respects with the applicable requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder. Since June 14, 1999, there has been no material adverse change in the business, assets, operations or financial condition of EUI or its subsidiaries.

     3.7  Litigation.  There is no action, suit, proceeding, claim, arbitration
          ----------
or investigation pending, or as to which EUI has received any notice of assertion against EUI which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

     3.8  No Material Adverse Changes.  Except as set forth in Section 3.8 of
          ---------------------------
the EUI Disclosure Schedule, since the date of the balance sheet included in EUI's recently filed Form 10, EUI has conducted its business in the ordinary course and there has not occurred:

          (a) any material adverse change in the financial condition, liabilities, assets or business of EUI;

          (b) any amendment or change in the Articles of Incorporation or Bylaws or EUI (except for the reincorporation of EUI in Delaware that may be accomplished prior to the Closing); or

          (c) any damage to, destruction or loss of any assets of EUI (whether or not covered by insurance) that materially and adversely affects the financial condition or business of EUI.

4.   Representations and Warranties of BNI and the Majority BNI Shareholders.


     BNI and each Majority BNI Shareholder hereby jointly and severally represent and warrant to EUI (which representations and warranties shall survive the Closing for a period of fifteen (15) months from the Closing Date):

     4.1  Organization.  BNI is a corporation duly organized, validly existing
          ------------
and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on the BNI Business as now being conducted and to perform the terms of this Agreement and the transactions contemplated herein. BNI is duly qualified or registered and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the BNI Business conducted by it makes such qualification or licensing necessary. BNI has heretofore delivered to EUI complete copies of the charter and bylaws, as currently in effect, of BNI. Such charter and bylaws are in full force and effect and BNI is not in violation of any of the provisions therein.

     4.2  Capitalization, Stock Ownership.
          -------------------------------

          (a) The authorized capital stock of BNI consists of 15,000,000 shares of Common Stock, $ 0.001 par value, of which, as of July 29, 1999, 2,928,572 are issued and outstanding, and 5,000,000 shares of Preferred Stock, $ 0.001 par value. The authorized Preferred Stock consists of 1,300,000 shares designated as Series A Preferred Stock, of which, as of July 29, 1999, 1,160,772 shares are issued and outstanding and 3,700,000 shares of undesignated Preferred Stock, none of which are issued and outstanding. All the issued and outstanding Majority BNI Shares are validly issued, fully paid and non-assessable and free of preemptive rights. As of the date of this Agreement, BNI has reserved 400,000 shares of Common Stock for issuance to employees and consultants pursuant to a stock option plan, none of which are subject to outstanding, unexcercised options and 120,000 shares remain available for future grant. Except as disclosed in Section 4.2 of the BNI Disclosure Schedule and except as set forth above, there are not now, and on the Closing Date there will not be, any shares of capital stock (or securities substantially equivalent to capital stock) of BNI issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating BNI to issue, transfer or sell any of its securities, except as provided by this Agreement.

          (b) BNI does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any Person. There are not now, and on the Closing Date there will not be, any voting trusts or other agreements or understandings to which BNI is a party or is bound with respect to the voting of the capital stock of BNI. There are no Persons in which BNI has any voting rights, equity interests or other investment.

          (c) Each of the Majority BNI Shareholders is the beneficial and record owners of the issued and outstanding shares of BNI set forth opposite his name on Exhibit A free and clear of any liens, encumbrances or restrictions on transfer of any nature whatsoever other than the obligations arising under this Agreement. Except for this Agreement and the transactions contemplated hereby, none of the Majority BNI Shareholders has any legal obligation, absolute or contingent, to any Person or firm to sell any of the Majority BNI Shares or enter into any agreement with respect thereto.

     4.3  Authority Relative to this Agreement.  BNI has full corporate power
          ------------------------------------
and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Each Majority BNI Shareholder has the power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by BNI and the Majority BNI Shareholders, and no other corporate proceedings on the part of BNI are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement constitutes a valid and binding agreement of BNI and the Majority BNI Shareholders, enforceable against BNI and the Majority BNI Shareholders in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reoganization, moratorium and other laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

     4.4  Consents and Approvals; No Violations.  Except for applicable
          -------------------------------------
requirements, if any, of the Exchange Act, the Securities Act and state Blue Sky laws, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the consummation by BNI and/or the Majority BNI Shareholders of the transactions contemplated by this Agreement. Neither BNI nor any of the Majority BNI Shareholders is aware of any such requirements. Neither the execution and delivery of this Agreement by BNI and/or the Majority BNI Shareholders nor the consummation by BNI and/or the Majority BNI Shareholders of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the charter or bylaws of BNI, (ii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which BNI and/or any Majority BNI Shareholder is a party or by which BNI and/or any Majority BNI Shareholder or any of their respective properties or assets may be bound, or
(iii) violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to BNI and/or any Majority BNI Shareholder or any of their respective properties or assets.

     4.5   Reports.
           -------

          (a) None of the BNI Reports (as defined hereinafter) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. Each of the balance sheets and related statements (including any related notes) included in the BNI Reports presents fairly the consolidated financial position of BNI as of the respective dates thereof, and present fairly the results of operations and the changes in financial position of BNI for the respective periods, except, in the case of unaudited interim financial statements, for year-end audit adjustments, consisting only of normal year end adjustments. The BNI Reports are in accordance with the books and records of BNI, and have been prepared in accordance with GAAP.

          (b) BNI has delivered to EUI copies of unaudited statements of income and a balance sheet for BNI for each month between and including January, 1998 and June, 1999 (collectively, the "BNI Reports").

     4.6  No Material Adverse Changes.  Except as disclosed on the unaudited
          ---------------------------
statements of income and balance sheets of BNI for the six month period ended June, 1999, or as set forth in Section 4.6 of the BNI Disclosure Schedule, since June 30, 1999 there has not been any:

          (a) change that has had a net effect greater than $50,000 on the BNI Business, or the financial condition, assets, liabilities or earnings of BNI ("Material Adverse Change") and to the best knowledge of BNI, there is no fact, circumstance, event, occurrence, contingency or condition which should reasonably be expected to result in any Material Adverse Change in the BNI Business or the assets, financial or other condition, operations, liabilities or prospects of BNI;

          (b) change in the number of shares of capital stock of BNI issued or outstanding or any declaration, setting aside, or payment of any dividend or other distribution (whether in cash, securities, property or otherwise) in respect of BNI's capital stock;

          (c) other than increases in salary or bonus of less than five percent (5%) to each employee of BNI, (i) increase in the compensation payable or to become payable to any BNI Personnel or (ii) any bonus, incentive compensation, service award or other like benefit, granted, made or accrued, contingently or otherwise, to the credit of any BNI Personnel;

          (d) mortgage, pledge or subjection to any lien or encumbrance of any character whatsoever of any of the assets of BNI, except the lien of current Taxes incurred but not yet due and payable;

          (e) sale, assignment or transfer of any assets of BNI that are material, singly or in the aggregate to BNI other than in the ordinary course of business;

          (f) waiver of any rights of substantial value to BNI, whether or not in the ordinary course of business;

          (g) cancellation or termination by BNI of any contract, agreement or other instrument to which BNI is or was a party, which cancellation or termination has caused or could reasonably be expected to cause a loss of expected revenue to BNI of more than $25,000;

          (h) liability incurred by BNI except liabilities incurred in the ordinary course of business;

          (i) capital expenditures or the execution of any lease other than leases of personal property in the ordinary course with respect to any aspect of the BNI Business or the incurring of any liability therefor;

          (j) borrowing of money by BNI or guaranteeing by BNI of any indebtedness of others;

          (k) lending of any money by BNI or otherwise pledging the credit of BNI;

          (l) failure to conduct the business of BNI in the ordinary course consistent with past practices;

          (m) change in the method of accounting or accounting practice of BNI from the methods and practice used to prepare the June, 1999 financial statements;

          (n) loss of services of any BNI Personnel that is material to the conduct of the BNI Business;

          (o) material cancellation by any supplier or contractor to BNI;

          (p) cancellation by any customer or customers which have caused or could reasonably be expected to cause a loss of expected revenue to BNI of more than $10,000;

          (q) extraordinary item of loss (as defined in Opinion No. 30 of the Accounting Principles Board of the American Institute of Certified Public Accountants); or

          (r) agreement by BNI to do any of the foregoing.

     4.7  Lists of Properties, Contracts, Etc.    Sections 4.7(a) through 4.7(k)
          ------------------------------------
of the BNI Disclosure Schedule contain accurate lists and summary descriptions of the following:

          (a) Qualification.  Section 4.7(a) of the BNI Disclosure Schedule
              -------------
contains all jurisdictions in which BNI is a registered foreign corporation;

          (b) Real Property and Leases.  Section 4.7(b) of the BNI Disclosure
              ------------------------
Schedule contains all leases of real property to which BNI is a party (indicating in each such case, the terms of the lease) and all premises occupied by BNI under rental arrangements without leases (including in each case the amount of rent and the type of occupancy (collectively, the "Leased Premises").

          (c) Intellectual Property.  Section 4.7(c) of the BNI Disclosure
              ---------------------
Schedule contains, to the best knowledge of BNI, all BNI trademark, service mark, patent and copyright registrations, pending or otherwise;

          (d) Personal Property.  Section 4.7(d) of the BNI Disclosure Schedule
              -----------------
contains, except for individual items having a fair market value of less than $5,000 (subject to a maximum fair market value of $50,000 for all such individual items in the aggregate), each item of machinery, inventory, equipment, computer hardware, motor vehicles, office furniture, fixtures and similar personal property and furnishings owned or leased by BNI indicating the current depreciated book value of owned items and the terms and annual lease payments of leased items;

          (e) Insurance.  Section 4.7(e) of the BNI Disclosure Schedule contains
              ---------
all policies of insurance in force with respect to BNI, including, without restricting the generality of the foregoing, those covering properties, buildings, machinery, inventory, equipment, furniture, fixtures, operations and lives of, or performance of their duties by, BNI Personnel, including the policy numbers, names and addresses of insurers, expiration dates, descriptions and amounts of coverage and annual premiums as of the date hereof;

          (f) Other Contracts.  Section 4.7(f) of the BNI Disclosure Schedule
              ---------------
contains all material contracts and commitments valued at greater than $10,000 in revenue or expense per year and not otherwise listed in any other schedule hereto of BNI (including, without limitation, confidentiality agreements, purchase orders, agreements, undertakings or commitments to any governmental or regulatory authority, agreements with salespersons, and other agreements with customers and suppliers). Section 4.7(f) also contains descriptions of each existing oral agreement or arrangement of BNI (other than agreements or arrangements that do not involve, individually, more than $15,000 per year in revenue or expense). Except for oral agreements or arrangements that do not involve, individually, more than $25,000 per year in revenue or expense, and, in the aggregate, more than $100,000 per year in revenue or expense, BNI has no obligations or liabilities under any oral agreements or arrangements that have not been disclosed to EUI;

          (g) Labor Agreements.  Section 4.7(g) of the BNI Disclosure Schedule
              ----------------
contains all labor contracts, employment agreements and BNI Benefit Plans with respect to BNI;

          (h) Powers of Attorney.  Section 4.7(h) of the BNI Disclosure Schedule
              ------------------
contains the names of all Persons holding powers of attorney from BNI;

          (i) Indebtedness.  Section 4.7(i) of the BNI Disclosure Schedule
              ------------
contains all notes, debentures, bonds, letters of credit and other instruments evidencing indebtedness (including capital leases, guarantees and lines of credit) of BNI;

          (j) Bank Accounts.  Section 4.7(j) of the BNI Disclosure Schedule
              -------------
contains the name of each institution in which BNI has a bank account, safe-deposit box, the number of any such account or box, and the names of all Persons authorized to draw thereon or to have access thereto; and

          (k) Credit Cards.  Section 4.7(k) of the BNI Disclosure Schedule
              ------------
contains the name of each institution with whom BNI has credit cards, debit cards or similar charge accounts

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

or lines of credit, the identifying account numbers for each such card, account or line of credit and the names of all Persons authorized to use, draw upon or have access to such cards, accounts or lines of credit.

          (l) Copies of Documents.  BNI has previously delivered to EUI or EUI's
              -------------------
agents or representatives or otherwise made available for inspection by EUI or EUI's agents or representatives, true and complete copies of:

              (i) all leases, agreements, contracts, undertakings, commitments and arrangements listed in Sections 4.7(b), 4.7(d), 4.7(f) and 4.7(g) of the BNI Disclosure Schedule;

              (ii) all agreements or written materials with respect to the BNI Intellectual Property listed in Section 4.7(c) of the BNI Disclosure Schedule;

              (iii) all policies of insurance listed in Section 4.7(e) of the BNI Disclosure Schedule;

              (iv)  all instruments evidencing a power of attorney listed in
Section 4.7(h) of the BNI Disclosure Schedule; and

              (v) all securities, notes, debentures, bonds, letters of credit and other instruments of indebtedness listed in Section 4.7(i) of the BNI Disclosure Schedule.

     4.8  Title to Properties.  Except as otherwise disclosed in Section 4.8 of
          -------------------
the BNI disclosure Schedule, to the best knowledge of BNI, (i) BNI has good and marketable title to all of its properties and assets, real and personal, tangible and intangible; (ii) such properties and assets referred to in clause
(i) of this Section are free and clear of all liens and encumbrances of any character whatsoever, except of the lien of Taxes not yet due and payable; (iii) BNI has valid and enforceable leases with respect to the Leased Premises, has performed all the obligations required to be performed by it under said leases and possesses and quietly enjoys said premises under said leases, and such premises are not subject to any liens, encumbrances, easements, rights of way, building or use restrictions, exceptions, reservations or limitations that interfere with or impair the present and continued use thereof in the usual and normal conduct of the business of BNI. BNI has not has received notice of violation of any applicable zoning regulation, ordinance or other law, order, regulation or requirement relating to the operations of the Leased Premises, and BNI knows of no such violation. BNI has not received notice of any pending or threatened condemnation proceedings relating to any of the Leased Premises, and to the best knowledge of BNI, there are no such pending or threatened proceedings. The tangible properties and equipment owned, operated or leased by BNI are in good operating condition, ordinary wear and tear excepted, and, to the best knowledge of BNI, are in conformity in all material respects with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, occupational safety and health laws and regulations) presently in effect or presently scheduled to take effect. BNI does not own any of the buildings, plants or structures located on the Leased Premises or any other real property and is not a party to any contract, and does not hold any options, for the purchase of any real property. The tangible properties and equipment owned, operated or leased by BNI and the real property leased by BNI are all the tangible and real properties necessary to operate the BNI Business in the manner currently operated by BNI.

     4.9  No Default.  Except as set forth in Section 4.9 of the BNI Disclosure
          ----------
Schedule, BNI is not in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or its bylaws, (ii) any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which BNI is a party or by it or to which any of its properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to BNI.

     4.10  Litigation.  Except as disclosed in Section 4.10 of the BNI
           ----------
Disclosure Schedule, there is no action, suit, proceeding, tax audit, investigation or review pending or to BNI's knowledge threatened with respect to BNI, the BNI Business, any of the assets of BNI, the Majority BNI Shares, or any of the transactions contemplated hereby before any Governmental Entity, or otherwise at law or in equity, which individually or in the aggregate are reasonably likely to (i) have a material adverse effect on the assets, business, operations or financial condition of BNI or (ii) prevent or impair the consummation of the transactions contemplated hereby. BNI is not in default with respect to any order, writ, injunction or decree of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which, if not cured, should reasonably be expected to
(i) have a material adverse effect upon the BNI Business, or the assets, operations and financial condition of BNI, or (ii) prevent or impair the consummation of the transactions contemplated hereby.

     4.11  Compliance with Applicable Law.  BNI holds all BNI Permits, except
           ------------------------------
for such BNI Permits which would not have a material adverse effect on the BNI Business or the assets, operations or financial condition of BNI. BNI is in compliance with the terms of all BNI Permits, except where the failure to so comply would not have a material adverse effect on the BNI Business or the assets, operations or financial condition of BNI. The BNI Business is not being conducted in violation of any applicable law, ordinance, rule, regulation, decree or order of any Governmental Entity, except for violations which do not and would not have a material adverse effect on the BNI Business, or the assets, operations or financial condition of BNI.

     4.12  Taxes.  Except as set forth in Section 4.12 of the BNI Disclosure
           -----
Schedule, BNI has correctly prepared and timely filed all material federal, state, local and foreign tax returns, estimates and reports, including payroll and sales tax reports (collectively, the "Returns") required to be filed by it, and BNI has duly paid, caused to be paid or made adequate provision for the payment of all Taxes required to be paid in respect of the periods covered by the Returns and has established on its books and records reserves that are adequate for payment of all Taxes anticipated to be payable in respect of all calendar periods since the periods covered by the Returns. All deficiencies and assessments asserted by federal, state, local or foreign taxing authorities have been paid, fully settled or adequately provided for in the financial statements contained in the BNI Reports. Except as set forth in Section 4.12 of the BNI Disclosure

Schedule, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal or foreign income tax return of BNI. BNI has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of taxes and has timely and properly withheld from employees' wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws.

     4.13  ERISA and BNI Benefit Plans.
           ---------------------------

          (a) With respect to any and all BNI Benefit Plans, BNI has provided to EUI a true and correct copy of, where applicable, (i) the most recent annual report, if any, (Form 5500) filed with the IRS, (ii) each BNI Benefit Plan,
(iii) each trust agreement and group annuity contract, if any, relating to such BNI Benefit Plan and (iv) the most recent actuarial report or valuation relating to a BNI Benefit Plan subject to Title IV of ERISA, if any. None of the BNI Benefit Plans are multiemployer plans within the meaning of Section 3(37) of ERISA. Each of the BNI Benefit Plans covered by ERISA, if any (i) has been operated in all material respects in accordance with ERISA, (ii) has not engaged in any prohibited transactions (as such term is defined in Section 406 of ERISA) and (iii) has met the minimum funding standards of Section 412 of the Code. No material Reportable Event (within the meaning of Section 4043 of ERISA) has occurred and is continuing with respect to any BNI Benefit Plan. Since the enactment of ERISA, BNI has not terminated any pension plan or withdrawn from any multiemployer pension plan.

          (b) With respect to the BNI Benefit Plans, no event has occurred, and to the knowledge of BNI there exists no condition or set of circumstances which are reasonably likely to occur, in connection with which BNI would be subject to any liability (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

          (c) Except as set forth in Section 4.13(c) of the BNI Disclosure Schedule, with respect to the BNI Benefit Plans, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of BNI, which obligations are reasonably likely to have a material adverse effect on the BNI Business or the assets, operations or financial condition of BNI.

          (d) Except as set forth in Section 4.13(d) of the BNI Disclosure Schedule, and as required by law, BNI does not maintain, and is not required to contribute to and has no liabilities with respect to, any BNI Benefit Plan and no BNI Personnel or dependent thereof is entitled to any benefits from BNI. All BNI Benefit Plans have been maintained and operated in material compliance with their terms and applicable law. Except as set forth in Section 4.13(d) of the BNI Disclosure Schedule, no individual is a party to an employment contract pertaining to the BNI Business that will be effective on the Closing Date.

          (e) Except as set forth in Section 4.13(e) of the BNI Disclosure Schedule, the transactions contemplated by this Agreement (either alone or together with any other transaction) will not (i) entitle any BNI Personnel to severance pay or other similar payments, (ii) accelerate the time of payment or vesting or increase the amount of benefits or compensation due to any BNI Personnel or (iii) result in any payments (including parachute payments) becoming due to any BNI Personnel.

          (f) BNI has complied in all material aspects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment of social security and similar Taxes.

          (g) BNI is not an employer subject to the Worker Adjustment and Retraining Notification Act.

          (h) There are no BNI Personnel who are entitled to (i) any pension benefit that is unfunded or (ii) any pension or other benefit to be paid upon termination of employment other than as required by Section 601 of ERISA, and no other benefits whatsoever are payable to any BNI Personnel after termination of employment (including retiree medical and death benefits).

          (i) In connection with the operation of the BNI Business, (i) there is no significant labor trouble, labor strike, material controversy, material slowdown or stoppage actually pending against or affecting BNI and, to the best knowledge of BNI, none is or has been threatened, and (ii) BNI has no collective bargaining agreements with respect to any BNI Personnel.

          (j) Section 4.13(j) of the BNI Disclosure Schedule sets forth the name, location, title, date of employment, salaries, bonuses (and any changes in salaries or bonuses since June, 1999 other than increases in salary or bonus of less than 5% to each employee of BNI) of each employee of BNI. Except as set forth on Section 4.13(j) of the BNI Disclosure Schedule, no employee of BNI whose annual rate of income (including salary and bonus) is greater than $50,000 has terminated, or has provided notice to BNI of his or her intention to terminate, his or her relationship with BNI. BNI has no knowledge of any plan of any employee of BNI to do so.

     4.14  Small Business Issues.  None of the existing business relationships
           ---------------------
of BNI are based on or are the result of any agreement, understanding or relationship arising out of or relating to BNI's status as a "small business concern" or "minority-owned business concern" or other similar status, as such terms or similar terms are used under applicable federal or state law.

     4.15  Intellectual Property.  Except as set forth in Section 4.15 of the
           ---------------------
BNI Disclosure Schedule, (i) no claim is pending or, to the knowledge of BNI, threatened to the effect that the present or past operations of BNI infringes upon or conflicts with the rights of others with respect to any BNI Intellectual Property, and (ii) no claim is pending or, to the best knowledge of BNI, threatened to the effect that any of BNI's rights to the BNI Intellectual Property is/are invalid or unenforceable. To the knowledge of BNI, no contract, agreement or understanding with any party exists which would impede or prevent the continued use by BNI of the entire right, title and interest of BNI in and to any BNI Intellectual Property. The BNI Intellectual Property listed in Section 4.15 of the BNI Disclosure Schedule consists of all BNI Intellectual Property used or being developed for use in the BNI Business or necessary for the conduct of the BNI Business. No Person has a right to receive a royalty with respect to any of the BNI Intellectual Property. Except as set forth in Section 4.15 of the BNI Disclosure Schedule, BNI has no licenses granted by or to it or other agreements to which it is a party relating in whole or in part to any BNI Intellectual Property, whether owned by BNI or otherwise. Except as set forth in Section 4.15 of the BNI Disclosure Schedule, and to the knowledge of BNI, BNI is not infringing upon or otherwise violating the rights of any third party with respect to any BNI Intellectual Property or using any of the BNI Intellectual Property in a manner that would give rise to an obligation to render an accounting to any Person as a result of co-authorship, co-invention or an express or implied contract for any use or transfer thereof. BNI has taken all reasonable measures to secure and to protect confidential business information and the trade secrets of BNI. BNI has not sent or otherwise communicated to any other Person any notice, charge, claim or assertion of, or has any knowledge of, any present, impending or threatened infringement by such other Person of any BNI Intellectual Property or misappropriation of any BNI Intellectual Property by such other Person.

     4.16  Change in Control.  Except as set forth in Section 4.16 of the BNI
           -----------------
Disclosure Schedule, BNI is not a party to any contract, agreement or understanding which contains a "change in control" provision or "potential change in control" provision that would violate the terms of this Agreement.

     4.17  Insurance.  All policies of insurance (or renewals thereof) set forth
           ---------
in Section 4.7(e) of the BNI Disclosure Schedule are outstanding and duly in force on the date hereof. Such policies are in the amounts shown in Section 4.7(e) of the BNI Disclosure Schedule, and insure the structures and equipment of BNI for their replacement values against loss, theft and destruction and insure the properties and business of BNI against such losses and risks as are adequate in accordance with customary industry practice to protect the properties and business of BNI. BNI has not received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and no such improvements or expenditures are required.

     4.18  Licenses.  Except as set forth in Section 4.18 of the BNI Disclosure
           --------
Schedule, to the best knowledge of BNI and the Majority BNI Shareholders, no Licenses are required for BNI to own and operate the BNI Business in the manner operated on the date hereof. The Licenses are in full force and effect and have been validly issued. As of the date hereof, no action or proceeding is pending or, to the knowledge of BNI and the Majority BNI Shareholders, threatened before any Governmental Entity to revoke, refuse to renew or modify such Licenses or other authorizations of the BNI Business.

     4.19 Brokers.  Neither this Agreement nor the conveyance of the Majority
          -------
BNI Shares or any other transaction contemplated by this Agreement was induced or procured through any

Person acting on behalf of or representing BNI and/or any of the Majority BNI Shareholders as broker, finder, investment banker, financial advisor or in any similar capacity.

     4.20 Powers of Attorney.  There are no Persons holding a power of attorney
          ------------------
on behalf of any Majority BNI Shareholder(s) which would enable such Persons to sell any Majority BNI Shares.

     4.21 Prepaid Expenses.  All of the Prepaid Expenses set forth in Section
          ----------------
4.21 of Schedule 2 have been paid by BNI prior to the date hereof and relate to good faith expenses incurred by BNI in connection with the conduct of the BNI Business.

     4.22 No Registration Under the Securities Act.  Except as provided under
          ----------------------------------------
the terms of the Registration Rights Agreement attached hereto as Exhibit D (the "Rights Agreement"), each Majority BNI Shareholder understands that the EUI Shares to be issued to the Majority BNI Shareholders under this Agreement have not been and will not be registered under the Securities Act in reliance upon exemptions contained in the Securities Act or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred unless such shares of EUI stock are registered or qualify for exemption from registration under the Securities Act.

     4.23 Investment.  Each Majority BNI Shareholder has such knowledge and
          ----------
experience in financial and business matters that such Majority BNI Shareholder is capable of evaluating the merits and risks such Majority BNI Shareholder's investment in the EUI Shares being acquired hereunder. Each Majority BNI Shareholder understands and is able to bear any economic risks associated with such investment. Each Majority BNI Shareholder acknowledges that EUI has had the opportunity ask questions to the officers and management of EUI about the business and financial condition of EUI. The EUI Shares being issued to the Majority BNI Shareholders hereunder are being acquired by the Majority BNI Shareholders in good faith solely for their own accounts, for investment and not with a view toward resale or other distribution within the meaning of the Securities Act. Such EUI Shares shall not be offered for sale, sold or otherwise transferred by the Majority BNI Shareholders without either registration or exemption from registration under the Securities Act or applicable state securities laws. No EUI Shares were offered to any of the Majority BNI Shareholders by means of publicly disseminated advertisements or sales literature.

5.   Continued Accuracy of Representations and Warranties.

     All representations and warranties of the parties contained herein shall be true in all material respects at and as of the Closing Date with the same effect as though such representations and warranties were made at and as of such time; and each party shall have performed and complied with all obligations, covenants, and conditions required by this Agreement to have been performed or complied with by it prior to or on the Closing Date.

6.   Conditions Precedent to the Obligations of the Parties.

     6.1  Conditions Precedent to the Obligations of EUI.  The obligations of
          ----------------------------------------------
EUI to effect the Reorganization are further subject to the satisfaction at or prior to the Closing Date of the following conditions, unless waived by EUI in writing:

          (a) The representations and warranties of BNI and the Majority BNI Shareholders set forth in this Agreement shall be true and correct as of the date of this Agreement, and shall also be true and correct (except for such changes as are contemplated by the terms of this Agreement) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. At the Closing, BNI shall deliver to EUI, a certificate signed by an officer of BNI certifying that the representations and warranties of BNI set forth in this Agreement are true and correct as of the date of this Agreement.

          (b) From the date of this Agreement through the Closing Date, BNI shall not have suffered any Material Adverse Changes (as defined in Section 4.6(a) herein) in the BNI Business or the assets, operations or financial condition of BNI (other than changes relating to the transactions contemplated by this Agreement, including the change in control contemplated hereby).

          (c) BNI and the Majority BNI Shareholders shall have performed all obligations and covenants and conditions required to be performed by it and them under this Agreement at or prior to the Closing Date.

          (d) BNI shall have furnished EUI with copies of (i) resolutions duly adopted by the Board of Directors of BNI approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable BNI to comply with the terms of this Agreement, and (ii) resolutions duly adopted by the requisite number of shareholders of BNI approving and adopting this Agreement and the Reorganization, such resolutions to be certified by the Secretary or Assistant Secretary of BNI.

          (e) BNI shall have no outstanding debt other than reasonable and customary accounts payable incurred in the ordinary course of business and what is incurred as a result of the consummation of the transactions contemplated by this Agreement.

          (f) BNI shall have twenty-five thousand dollars ($25,000.00) excess of current assets over current liabilities as shown on BNI's financial statements as of the Closing Date prepared in accordance with GAAP.

          (g) BNI shall have provided to EUI an earnings projection for one (1) year satisfactory in form and substance to EUI.

          (h) At EUI's election and expense, EUI may provide for the appraisal of BNI's assets by an independent third party appraiser reasonably acceptable to EUI, which appraisal is satisfactory to EUI.

          (i) BNI shall have furnished EUI with an opinion (the "BNI Opinion"), dated the Closing Date, of counsel to BNI, in form and substance satisfactory to EUI and its counsel, to the effect that:

              (i) BNI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

              (ii) the authorized capital stock of BNI consists of 15,000,000 shares of Common Stock, 5,000,000 shares of Preferred Stock, of which 1,300,000 shares are designated as Series A Preferred Stock and 3,700,000 shares are undesignated Preferred Stock, all of which have a par value of $ 0.001 per share, and the capital stock of BNI issued and outstanding on the date hereof were validly issued and outstanding, fully paid and nonassessable and none of such issued and outstanding capital stock of BNI were issued in violation of any preemptive rights of shareholders of BNI, and between the date hereof and the Closing Date no additional shares of stock of BNI have been issued;

              (iii) BNI has taken all required corporate action to approve and adopt this Agreement, and this Agreement is a valid and binding obligation of BNI enforceable against BNI and the Majority BNI Shareholders in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

              (iv) the execution and delivery of this Agreement by BNI and the Majority BNI Shareholders does not, and the consummation of the transactions contemplated by this Agreement by BNI and the Majority BNI Shareholders will not, constitute (i) a breach or violation of, or a default under, the charter or bylaws of BNI, or (ii) a breach, violation or impairment of, or a default under, any judgment, decree, order, statute, law, ordinance, rule or regulation now in effect applicable to the Majority BNI Shareholders, BNI or its properties known to such counsel, or any agreement, indenture, mortgage, lease or other instrument of BNI;

              (v) all filings required to be made by BNI prior to or on the Closing Date with, and all consents, approvals, permits or authorizations required to be obtained by BNI prior to or on the Closing Date from, Governmental Entities in connection with the execution and delivery of this Agreement by BNI and the Majority BNI Shareholders and the consummation of the transactions contemplated by this Agreement by BNI and the Majority BNI Shareholders, have been so made or obtained, as the case may be;

              (vi) except as otherwise disclosed in the BNI Disclosure Schedule, such counsel does not know of any litigation, proceedings, arbitral action or governmental investigation pending against BNI, its assets, business or properties, the capital stock of BNI, the Majority BNI Shareholders or the transactions contemplated by this Agreement; and

              (vii) the employment agreements with Steve Sellers, John Hanke, Arie Grossman, Mark Maxham, Jason Tobias, Rolf Rando, Peter Carlson and Skip Sellers, substantially in the form attached hereto as Exhibits B and C, respectively (collectively, the

"Employment Agreements"), have been duly executed and delivered by the employees stated therein and are valid and binding obligations of the employees stated therein enforceable against the employees stated therein in accordance with their terms, subject as to enforcement to bankruptcy, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

In rendering the BNI Opinion, such counsel may rely on certificates of officers and other agents of BNI and public officials as to matters of fact and, as to matters relating to the law of jurisdictions other than California, upon opinions of counsel of such other jurisdictions reasonably satisfactory to EUI and its counsel, provided such reliance is expressly noted in the BNI Opinion and the opinions of such other counsel and the certificates of such officers, agents and public officials relied on are attached to the BNI Opinion.

          (j) BNI shall have received all credit and debit cards listed on the BNI Disclosure Schedule.

          (k) BNI shall have (i) delivered to EUI one or more certificates representing the Majority BNI Shares, free and clear of all liens and encumbrances of any nature whatsoever, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank and with all requisite documentary or stock transfer tax stamps affixed; and (ii) delivered or otherwise made available for inspection to EUI, the official and complete corporate records of BNI comprised of the Certificate of Incorporation and all amendments thereto, the board and shareholder minute books, stock ledger and by-laws of BNI.

          (l) BNI shall have delivered to EUI written resignations, effective as of the Closing Date, of each Person that is a director or officer of BNI from such officer or director.

          (m) All actions, proceedings, instruments and documents required to carry out this Agreement, or incidental hereto, and all other legal matters shall have been approved by counsel to EUI, and such counsel shall have received all documents, certificates and other papers reasonably requested by it in connection therewith.

          (n) The Majority BNI Shareholders shall state, and reaffirm as of the Closing Date, that the materials, including current financial statements, prepared and delivered by EUI to the Majority BNI Shareholders, have been read and understood by the Majority BNI Shareholders, that they are familiar with the business of EUI, that they are acquiring the EUI Shares under Section 4(2), commonly known as the private offering exemption of the Securities Act, and that the EUI Shares are restricted and may not be resold, except in reliance on an exemption under the Securities Act.

          (o) Each Majority BNI Shareholder shall have executed with EUI the Rights Agreement substantially in the form attached hereto at Exhibit D.

     6.2  Conditions Precedent to Obligations of BNI.  The obligations of BNI to
          ------------------------------------------
effect the Reorganization are subject to the satisfaction at or prior to the Closing Date of the following conditions, unless waived by BNI in writing:

          (a) The representations and warranties of EUI set forth in this Agreement shall be true and correct as of the date of this Agreement, and shall also be true in all material respects (except for such changes as are contemplated by the terms of this Agreement) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except if and to the extent any failures to be true and correct would not have a material adverse effect on EUI. At the Closing, EUI shall deliver to BNI, a certificate signed by an officer of EUI certifying that the representations and warranties of EUI set forth in this Agreement are true and correct as of the date of this Agreement.

          (b) From the date of this Agreement through the Closing Date, except as set forth in the EUI Disclosure Schedule, EUI shall not have suffered any adverse changes in its business, operations or financial condition which are material to EUI (other than changes generally affecting the industries in which EUI operates, including changes due to actual or proposed changes in law or regulation).

          (c) EUI shall have materially performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (d) EUI shall have furnished BNI with copies of (i) resolutions duly adopted by its Boards of Directors approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable them to comply with the terms of this Agreement, and (ii) to the extent required pursuant to EUI's charter or bylaws, resolutions duly adopted by the holders of the EUI Shares approving the issuance of the EUI Shares, such resolutions to be certified by the Secretary or Assistant Secretary of EUI.

          (e) EUI shall have executed with each BNI Shareholder a Rights Agreement substantially in the form attached hereto at Exhibit D.

          (f) EUI shall have furnished BNI with an opinion (the "EUI Opinion"), dated the Closing Date, of counsel to EUI, in form and substance satisfactory to BNI and its counsel, to the effect that:

               (i) EUI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada;

               (ii) EUI has the corporate power to carry on its business as it is being conducted on the Closing Date;

               (iii) the EUI Shares are validly issued and outstanding, fully paid and nonassessable;

          (iv) the authorized capital stock of EUI consists of 250,000,000 shares of common stock, $.001 par value, and 50,000,000 shares of preferred stock, $ 0.10 par value;

          (v) EUI has taken all required corporate action to approve and adopt this Agreement, and this Agreement is a valid and binding obligation of EUI, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, reorganization, moratorium, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          (vi) the execution and delivery of this Agreement by EUI do not, and the consummation of the transactions contemplated by this Agreement by EUI will not, constitute (i) a breach or violation of, or a default under, the charter or bylaws of EUI, or (ii) a breach, violation or impairment of, or a default under, any judgment, decree, order, statute, law, ordinance, rule or regulation now in effect applicable to either EUI or EUI's properties known to such counsel, or any agreement, indenture, mortgage, lease or other instrument of either or to which EUI is subject and in each case known to such counsel;

          (vii) all filings required to be made by EUI prior to or on the Closing Date with, and all consents, approvals, permits or authorizations required to be obtained by EUI prior to or on the Closing Date from, governmental and regulatory authorities of the United States and the State of Nevada in connection with the execution and delivery of this Agreement by EUI and the consummation of the transactions contemplated by this Agreement have been so made or obtained, as the case may be;

          (viii) all applicable requirements of the Exchange Act, the Securities Act and state Blue Sky laws related to the consummation of the transactions contemplated by this Agreement have been so met by EUI;

          (ix) the Employment Agreements have been duly executed and delivered by EUI and are valid and binding obligations of EUI, enforceable against EUI in accordance with their terms, subject as to enforcement to bankruptcy, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

In rendering the EUI Opinion, such counsel may rely on certificates of officers and other agents of EUI and public officials as to matters of fact and, as to matters relating to the law of jurisdictions other than Nevada, upon opinions of counsel of such other jurisdictions reasonably satisfactory to BNI and its counsel, provided such reliance is expressly noted in the EUI Opinion and the opinions of such other counsel and the certificates of such officers, agents and public officials relied on are attached to the EUI Opinion.

          (g) All actions, proceedings, instruments and documents required to carry out this Agreement, or incidental hereto, and all other legal matters shall have been approved by counsel to BNI, and such counsel shall have received all documents, certificates and other papers reasonably requested by it in connection therewith.

7.   Closing.

     The Closing of the Reorganization shall take place on the Closing Date, or on such other date as the parties may mutually agree. All shares of capital stock to be delivered hereunder shall be duly endorsed or with duly executed stock powers attached, in either case in proper form for transfer, and in accordance with all necessary corporate action.

8.   Escrow.

     8.1  Survival of Representations and Warranties.  All of the
          ------------------------------------------
representations and warranties by BNI and the Majority BNI Shareholders in this Agreement or in any instrument delivered at the Closing pursuant to this Agreement (each as modified by the respective section in the BNI Disclosure Schedule) and all the representations and warranties by EUI (each as modified by the respective section in the EUI Disclosure Schedule) in this Agreement or in any instrument delivered at the Closing pursuant to this Agreement shall survive the Reorganization and shall continue for the periods following the Closing Date set forth in Section 8.2(a). No other representations or warranties of BNI and the Majority BNI Shareholders shall survive the Reorganization.

     8.2  Escrow Arrangements.
          -------------------

          (a) At the Closing, the Majority BNI Shareholders will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by EUI after the Closing) without any act of any BNI Shareholder. As soon as practicable after the Closing, the Escrow Amount, without any act of any BNI Shareholder, will be deposited with Martin, Lois & Gasparrini, LLC, or other institution acceptable to EUI and the Securityholder Agent (as defined in Section 8.2(g) below)) as Escrow Agent (the "Escrow Agent), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and at EUI's cost and expense. The portion of the Escrow Amount contributed on behalf of each BNI Shareholder shall be in proportion to the aggregate EUI Shares, which such holder would otherwise be entitled under Section 2.2. The Escrow Fund shall be available to compensate EUI for any claims, losses, liabilities damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses and expenses of investigation and defense incurred by EUI, its officers or directors directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of BNI or of any Majority BNI Shareholder contained herein, or in any certificate, instrument, schedule or document delivered by BNI in connection with this Agreement or the Reorganization, or any failure by BNI prior to the Closing to perform or comply with any covenant contained herein (hereinafter individually a "Loss" and collectively "Losses"), provided that claims arising out of an inaccuracy or breach of any representations and warranties and any covenant of BNI and the Majority BNI Shareholders contained in this Agreement and in any certificate, instrument, schedule or document delivered by BNI or the Majority BNI Shareholders at the Closing in connection with this Agreement or the Reorganization must be asserted on or before 5:00 p.m., California time on the date that is fifteen (15) months following the Closing Date. EUI may not receive any shares from the Escrow Fund unless and until Officer's Certificates (as defined in paragraph (d) below) identifying Losses, the aggregate amount of which exceed $25,000, have been delivered to the Escrow Agent as provided in paragraph (d) and either there is no objection thereto or any objection has been resolved in accordance with the provisions of this
Section 8.2.

          (b) Escrow Period; Distribution upon Termination of Escrow Period.
              -------------------------------------------------------------
Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Closing and shall terminate at 5:00 p.m., California time on the date that is fifteen (15) months following the Closing Date, both such dates to be certified to the Escrow Agent in an Officer's Certificate (the "Escrow Period"). That amount of the Escrow Fund that is necessary in the reasonable judgment of EUI, subject to the objection of the Securityholder Agent and the subsequent arbitration of the matter in the manner provided in Section 8.2(f) hereof, to satisfy any unsatisfied claims (and reasonable legal and other fees) asserted prior to the termination of such Escrow Period as are specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period, may be retained in the Escrow Fund after termination of the Escrow Period. As soon as all such claims have been resolved as evidenced by the written memorandum of the Securityholder Agent and EUI, the Escrow Agent shall deliver to the BNI Shareholders the remaining portion of the Escrow Fund that is not required to satisfy such claims and related expenses. If no Officer's Certificate pertaining to unsatisfied claims is delivered to the Escrow Agent prior to the termination of the Escrow Period, upon termination of the Escrow Period, the Escrow Agent, without further authorization or instruction shall distribute the remainder of the Escrow Fund to the BNI Shareholders in accordance with the provisions of this Section 8.2(b). Deliveries of Escrow Amounts to the BNI Shareholders pursuant to this Section 8.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund (as set forth in Exhibit A delivered to the Escrow Agent immediately upon the formation of the Escrow Fund).

          (c)  Protection of Escrow Fund.
               -------------------------

               (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of EUI and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

               (ii) Any of the EUI Shares or other equity securities issued or distributed by EUI (including shares issued upon a stock split) ("New Shares") in respect of EUI Shares in the Escrow Fund which have not been released from the Escrow Fund shall be deposited with the Escrow Agent and added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of EUI Shares which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on EUI Shares held in the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof.

               (iii) Until a claim is made by EUI under this Section 8.2, each BNI Shareholder shall have voting rights with respect to the EUI Shares contributed to the Escrow Fund by such BNI Shareholder (and on any voting securities added to the Escrow Fund in respect of such EUI Shares).

          (d)  Claims Upon Escrow Fund.
               -----------------------

               (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of EUI (an "Officer's Certificate''): (A) stating that EUI has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 8.2(e) hereof, deliver to EUI out of the Escrow Fund, as promptly as practicable, EUI Shares held in the Escrow Fund in an amount equal to such Losses.

               (ii) For the purposes of determining the number of EUIShares to be delivered to EUI out of the Escrow Fund pursuant to Section 8.2(d)(i) hereof, the EUI Shares shall be valued at the price per share of the EUI Shares on the Closing Date.

           (e)  Objections to Claims.  At the time of delivery of any Officer's
                --------------------
Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and for a period of thirty (30) days after receipt of such Officer's Certificate, the Escrow Agent shall make no delivery to EUI of any Escrow Amounts pursuant to Section 8.2(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of EUI Shares from the Escrow Fund in accordance with Section 8.2(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

          (f) Resolution of Conflicts; Arbitration.
              ------------------------------------

              (i) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and EUI shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and EUI should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute EUI Shares from the Escrow Fund in accordance with the terms thereof.

              (ii) If no such agreement can be reached after good faith negotiation, either EUI or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in such matter shall be settled by arbitration conducted by three arbitrators. EUI and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 8.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

              (iii) Any arbitration under this Section 8 shall be held in San Francisco County, California, and shall be conducted by, and under the Commercial Arbitration Rules then in effect, of the American Arbitration Association. For purposes of this Section 8.2(f), in any arbitration hereunder in which any claim or the amount is at issue, EUI shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award EUI less than the sum of one-third (1/3) of the disputed amount; otherwise, the BNI Shareholders as represented by the Securityholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation reasonable attorneys' fees and costs, incurred by the other party to the arbitration. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction.
The Securityholder Agent may pay such amounts (including without limitation unreimbursed expenses of counsel for the BNI Shareholders and EUI, arbitrator fees and administrative costs) by distributing shares of EUI Shares from the Escrow Fund with respect to which EUI has not made a claim; provided, however, that no EUI Shares may be distributed from the Escrow Fund prior to the termination of the Escrow Period and such shares may be distributed only to the extent that such shares are not required to satisfy any claim for Losses.

          (g) Securityholder Agent of the BNI Shareholders; Power of Attorney.
              ---------------------------------------------------------------

              (i) In the event that the Reorganization is approved, effective upon such vote, and without further act of any Shareholder, Stephen Sellers shall be appointed as agent and attorney-in-fact (the "Securityholder Agent") for each BNI Shareholder (except such BNI

Shareholders, if any, as shall have perfected their appraisal or dissenters' rights under California Law), for and on behalf of BNI Shareholders, to give and receive notices and communications, to authorize delivery to EUI of EUI Shares from the Escrow Fund in satisfaction of claims by EUI, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the BNI Shareholders from time to time upon no less than thirty (30) days prior written notice to EUI and Escrow Agent; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the BNI Shareholders.

              (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in a manner that is not grossly negligent.

          (h) Actions of the Securityholder Agent.  A decision, act, consent or
              -----------------------------------
instruction of the Securityholder Agent shall constitute a decision of all the BNI Shareholders for whom a portion of the Escrow Amount otherwise issuable to them is deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such BNI Shareholders, and the Escrow Agent and EUI may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision act, consent or instruction of each and every such BNI Shareholder of BNI. The Escrow Agent and EUI are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

          (i) Third-Party Claims.  In the event either EUI or any BNI
              ------------------
Shareholder becomes aware of a third-party claim which it believes may result in a demand against the Escrow Fund, such party shall notify the Securityholder Agent or EUI, as the case may be, of such claim, and the Securityholder Agent, as representative for the BNI Shareholders, shall be entitled, at the expense of the BNI Shareholders, to participate in any defense of such claim. EUI shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Securityholder Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund. In the event that the Securityholder Agent has consented to any such settlement and acknowledged that the claim is a valid claim against the Escrow Fund, the Securityholder Agent shall have no power or authority to object under any provision of this Section 8 to the amount of any claim by EUI against the Escrow Fund with respect to such settlement amount.

          (j)  Escrow Agent's Duties.
               ---------------------

          (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth in this Section 8.2, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of EUI and the Securityholder Agent and approved by the Escrow Agent, and may rely and shall be protected in relying or refraining from acting on any Officer's Certificate, memorandum, instruction or other instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

          (ii) Except as otherwise provided herein, the Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In the event that the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

          (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

          (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

          (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by it in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

          (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and EUI Shares and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage.

     Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court of competent jurisdiction all documents and EUI Shares held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader. The parties jointly and severally agree to immediately pay the Escrow Agent, to the extent not previously reimbursed, such amounts so incurred by the Escrow Agent upon the Escrow Agent's demand therefor, which demand may be made at any time before or after completion of such action of interpleader. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

          (vii) EUI and the BNI Shareholders agree jointly and severally to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on the Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

          (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to EUI and the Securityholder Agent; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: EUI and the Securityholder Agent shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If EUI and the Securityholder Agent fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Thereafter, the predecessor escrow agent shall be discharged from any further duties and liability under this Agreement.

        (k)  Fees.  All fees of the Escrow Agent for performance of its
             ----
duties hereunder shall be paid by EUI. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned thereby. EUI promises to pay these sums upon demand.

          (l) Consequential Damages.  In no event shall the Escrow Agent be
              ---------------------
liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

9.   Termination.

     9.1 This Agreement shall terminate prior to the Closing upon the occurrence of any of the following:

     (a) the written agreement of all parties to this Agreement;
     (b) the bankruptcy, receivership or dissolution of BNI or EUI; or
     (c) the failure to satisfy any of the conditions precedent as provided in
Section 6 above, in which case this Agreement shall be null and void and the parties shall have no further obligations hereunder, except for the obligations set forth in Section 10 herein, provided that the parties have used reasonable efforts to satisfy such conditions precedent.


10.  Publicity.

     Neither BNI nor the Majority BNI Shareholders shall issue any press release or otherwise make any public statements with respect to the Reorganization or this Agreement or the transactions contemplated herein without consulting EUI and obtaining the prior written consent of EUI.

     As a breach or threatened breach of any of the provisions of this Section 10 of this Agreement by BNI or the Majority BNI Shareholders cannot be adequately compensated for in money damages and would cause irreparable harm to the non-breaching party, the parties agree that in the event of a breach or threatened breach of any of the provisions of this Section 10, EUI shall have the right, in addition to any other remedies available to it at law or in equity, to enjoin the breaching party in a court of equity from violating or threatening to violate its obligations under this Section 10 and recover all reasonable costs and expenses (including, without limitation, reasonable attorney's fees and expenses) incurred in connection with the enforcement of any of the provisions of this Section 10.


11.  Indemnification.

     11.1 Obligation of the Majority BNI Shareholders to Indemnify. The Majority BNI Shareholders shall, jointly and severally, indemnify, defend and hold harmless EUI, together with its officer, directors, employees, agents and representatives from and against any and all losses, judgments, claims, awards, damages, settlements, costs and expenses, including, without limitation, attorneys fees, resulting from, imposed upon, sustained or incurred by EUI, directly or indirectly, as a result or arising out of any the following: (i) the breach of any representation, warranty or covenant of BNI or the Majority BNI Shareholders, or each of them, contained herein or in any agreement or document executed and delivered in connection with the transactions contemplated herein at or before the date hereof under this Agreement; or (ii) the BNI Business prior to the Closing or any other business of the Majority BNI Shareholders related to the BNI Business, or each of them, or any act, omission, debt, obligation or liability of the Majority BNI Shareholders, or each of them, their agents, contractors, employees, officers, directors.

     11.2 Obligation of EUI to Indemnify. EUI shall indemnify, defend and hold harmless the Majority BNI Shareholders from and against any and all losses, judgments, claims, awards, damages, settlements, costs and expenses, including, without limitation, reasonable attorneys' fees, sustained or incurred by the Majority BNI Shareholders as a result of EUI's breach of any representation, warranty or covenant of EUI in this Agreement.

     11.3 Notice to Indemnifying Party. If any party (the "Indemnitee") receives notice of any third-party claim or of the commencement of any action or proceeding or becomes aware of the occurrence of any event with respect to which any other party (or parties) (the "Indemnifying Party") is required to provide indemnification pursuant to Section 11.1 or 11.2, the Indemnitee shall promptly give the Indemnifying Party notice thereof. The Indemnifying Party may take control of the defense, settlement or compromise of such claim, action or proceeding at the Indemnifying Party's own expense and with the assistance of the Indemnifying Party's own counsel, which counsel shall be reasonably acceptable to the Indemnitee. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense, and shall otherwise cooperate fully with the Indemnifying Party. The Indemnitee shall also have the right to participate in any defense and/or settlement of a claim at the Indemnitee's expense and may, if the Indemnifying Party shall not choose to defend or resist said claim within twenty
(20) days after notice thereof from the Indemnitee (or such shorter time specified in the notice as the circumstances of the matter may dictate), dispose of the matter at the reasonable cost of the Indemnifying Party in any way it reasonably deems to be in its best interest.

     11.4 Limitation. Notwithstanding anything to the contrary set forth herein, except with respect to claims based on fraud, bad faith, gross negligence or willful misconduct, the aggregate liability of the Majority BNI Shareholders, other than those described in clause (ii) of Section 11.1(a), shall not exceed the Escrow Amount, and the sole remedy of EUI for damages under this Section 11 shall be to make a claim against the Escrow Amount in accordance with Section 8 of this Agreement. No Majority BNI Shareholder shall have any right of contribution, subrogation or recovery against BNI with respect to any liability of any of the Majority BNI Shareholders or BNI that may arise out of any of its representations, warranties, covenants or agreements hereunder. Each Majority BNI Shareholder hereby irrevocably waives any and all right to recourse against BNI with respect to any misrepresentation or breach of any representation, warranty or indemnity, or noncompliance with any conditions or covenants, given or made by the Majority BNI

Shareholders or BNI in this Agreement or in any document, certificate or agreement entered into or delivered pursuant to this Agreement.

12.  Miscellaneous.

     12.1 Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
shall inure to the benefit of each of the parties hereto and their respective heirs, legal representatives, successors and assigns, and shall also be binding on all Persons who have or claim an interest in any shares of capital stock of BNI.

     12.2 Entire Agreement.  This Agreement constitutes the entire understanding
          ----------------
between the parties with respect to the subject matter hereof and no modification, discharge or waiver, in whole or in part, of any of the provisions contained herein or therein shall be valid unless in writing and signed by the parties. All exhibits and attachments referenced herein are hereby incorporated by reference.

     12.3 Headings.  The paragraph headings in this Agreement are for
          --------
convenience of reference and do not constitute part of the agreement.

     12.4 Validity.  If any provision of this Agreement is found to be invalid
          --------
or unenforceable, such provision shall be, and shall be deemed to be modified so as to cure the invalidity or unenforceability, and all other provisions of this Agreement shall be enforceable notwithstanding such invalidity or unenforceability.

     12.5 Governing Law; Consent to Jurisdiction.  This Agreement shall be
          --------------------------------------
construed and enforced in accordance with the laws of the State of Connecticut.

     12.6 Enforcement.  In the event that either party hereto commits a breach
          -----------
of that party's obligations hereunder, the non-breaching party damaged thereby shall be entitled to recover from the party in breach the costs and expenses incurred, including reasonable attorneys' fees and disbursements, in connection with enforcing the provisions hereof. The obligation of any Person to transfer shares in accordance with the terms of this Agreement may be specifically enforced by any court of competent jurisdiction, it being acknowledged and agreed that money damages will not provide an adequate remedy for the breach of any such obligation. The rights and remedies set forth in this subsection shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

     12.7 Notices.  All notices and other communications hereunder shall be in
          -------
writing (and shall be deemed given upon receipt) if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


          (a)  if to EUI, to
                 eUniverse, Inc.
                 100 North Industrial Plains Road
                 Wallingford, CT 06492
                 Attention:  President
                             ---------

               with a copy to

                 Christopher G. Martin, Esq.
                 Martin, Lois & Gasparrini, LLC
                 1177 Summer Street
                 Stamford, CT  06905

          (b)  if to BNI, to

                 The Big Network, Inc.
                 78 First St., Fifth floor
                 San Francisco, CA  94105

                 Attention:  Steve Sellers

               with a copy to:

                 Thomas J. Cervantez, Esq.
                 Britton Silberman & Cervantez LLP
                 461 Second Street, Suite 332
                 San Francisco, CA 94117

     12.9 Waivers.  No waiver by a party, or by anyone claiming by, through or
          -------
under such party, of any right or of the breach of any representation, warranty, covenant, agreement, condition or duty, shall ever be held or construed as a waiver of the same or any other right or waiver of any other breach of the same or of any representation, warranty, covenant, agreement, condition, or duty. In the event of a breach by a party of any representation, warranty, covenant, agreement, condition or duty, the failure by any other party to take action on account of such breach or to enforce any rights resulting therefrom shall not be deemed a waiver, and such breach shall be a continuing breach until the same has been cured. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a continuing waiver unless otherwise expressly provided therein.

     12.10  Confidentiality.  BNI shall not, and BNI shall use its best efforts
            ---------------
to ensure that all BNI Personnel do not, discuss with or disclose to any Person other than BNI or any individual other than BNI Personnel any term or terms of this Agreement or that certain letter of intent between EUI and BNI dated June 9, 1999.

                   ----------------------------------------

Signatures appear on the following page.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.




                                  eUNIVERSE, INC.


                                  By /s/ Leland N. Silvas
                                     ----------------------------------------

                                    Its President and Chief Executive Officer


                                  THE BIG NETWORK, INC.


                                  By /s/ Stephen D. Sellers
                                     ----------------------------------------

                                    Its CEO


                                  MAJORITY BNI SHAREHOLDERS


                                  /s/ Stephen D. Sellers
                                  ---------------------------------------
                                  STEPHEN D. SELLERS


                                  /s/ John V. Hanke
                                  ---------------------------------------
                                  JOHN V. HANKE


                                  /s/ Michael J. Sellers
                                  ---------------------------------------
                                  MICHAEL J. SELLERS




                                       35